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                                                                   EXHIBIT 23(f)



                      Consent of Independent Accountants



We consent to the incorporation by reference in the registration statement on Form S-4 of Republic Financial Services, Inc., relating to the registration of common stock to be issued to shareholders of D&N Financial Corporation, of our reports dated January 21, 1999 on our audits of the consolidated financial statements and financial statement schedule of D&N Financial Corporation. We also consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement.


/s/ PricewaterhouseCoopers LLP

March 18, 1999